UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-108355	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Ave. Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2005, we amended and restated our partnership interest purchase agreement (the “Agreement”) with Dallas Market Center Company, Ltd. (“DMC”), a Dallas company affiliated with Crow Holdings. Pursuant to the terms of the Agreement, on February 14, 2005, the parties formed a Delaware limited partnership, CNL Dallas Market Center, L.P. (the “DMC Partnership”), to acquire the Dallas Market Center from DMC. The Dallas Market Center consists of the Trade Mart, the World Trade Center, the International Floral and Gift Center and Market Hall along with surface and garage parking areas. It is anticipated that the DMC Partnership will acquire the Dallas Market Center in two tranches. In the first tranche, which was completed February 14, 2005, the Agreement sets forth the terms for the purchase and sale for the World Trade Center, Dallas Trade Mart and Market Hall buildings as well as leases for the underlying land; limited use rights to the Apparel Mart (which resides on the Dallas Market Center campus); and, related parking facilities on the property (collectively the “DMC Property”). We anticipate that the second tranche will consist of the acquisition of the International Floral and Gift Center by the DMC Partnership. We expect that the second tranche will close prior to June 30, 2005 or, within 60 days of lender approval of the acquisition. The closing of the second tranche is dependent upon raising additional funds from our public offering and there can be no assurance that the DMC Partnership will complete the second tranche of this acquisition.

On February 14, 2005 in order to complete the first tranche of the Dallas Market Center acquisition, we contributed approximately $38 million excluding closing costs to the DMC Partnership and DMC and its affiliates contributed a portion of their interests in the DMC Property. We own a simple majority in the DMC Partnership. Under the terms of the DMC Partnership, we receive a preferred return up to a certain threshold with that preference alternating between the partners at various thresholds thereafter. Under the terms of the Agreement, we will contribute 75% of all proceeds from our public offering to the DMC Partnership until we have made total contributions of $60 million (including our initial $38 million contribution). These additional contributions will increase our ownership interest in the DMC Partnership to 80%. If we fail to make these contributions by June 30, 2005, DMC has the right for six months to purchase our interest in the DMC Partnership for an amount equal to the actual amount of capital contributed less our $3 million deposit. We anticipate that we will make an additional contribution of approximately $11 million at the closing of the second tranche when the International Floral and Gift Center is acquired by the DMC Partnership, bringing our total contribution in the DMC Partnership to approximately $71 million.

As part of the first tranche of this transaction, on February 14, 2005 the DMC Partnership entered into a lease agreement with Dallas Market Center Operating, L.P., a subsidiary of the existing management company, Market Center Management Company, Ltd. (“MCMC”). MCMC is an affiliate of Crow Holdings. Crow Holdings is the diversified group of investment companies that owns and directs the investments of the Trammell Crow family and its investment partners. The lease is a five-year triple-net lease with five five-year renewals. The lease calls for payment of the greater of minimum annual rent of approximately $20.7 million or percentage rent. Pursuant to the lease, percentage rent is equal to certain applicable percentages of various revenue thresholds achieved by MCMC at the DMC Property.

Item 2.01 Completion of Acquisition or Disposition of Assets

In addition to the disclosure contained under this Item 2.01, please see the disclosure contained under Item 1.01 above, which is incorporated herein by reference.

Property Acquisitions

On February 14, 2005 we entered into the DMC Partnership to acquire an interest in the Dallas Market Center. Following is a description of the first tranche of the acquisition which was also completed on February 14, 2005.

Property location and description	Description of specific real estate acquired	Total Consideration (1)	Leasable square feet

Dallas Market Center - Texas

Dallas Market Center is the world’s largest wholesale merchandise mart according to Guinness World Records. It showcases home furnishings, gifts, decorative accessories, lighting, floral, apparel and accessories. The market center hosts more than 50 wholesale markets, or tradeshows, each year.

	The facilities and long term ground leases for the underlying land for The World Trade Center, Dallas Trade Mart and Market Hall Limited use rights to the Apparel Mart Related parking facilities	$75 million	4.3 million

FOOTNOTES:

(1)	The amount excludes acquisition costs and represents the total consideration paid by the DMC Partnership. Our share of the total consideration contributed to the DMC Partnership will be $60 million until the second tranche is closed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 14, 2005, upon closing the first tranche of the acquisition of the Dallas Market Center, the DMC Partnership became obligated for approximately $143 million in existing debt on the DMC Property. The loan bears interest at fixed rates ranging from 5.78% to 6.10% and requires monthly principal and interest payments of $889,145. The loan matures in September 2014 and allows prepayment after October 2006 under certain terms and conditions.

Item 8.01 Other Events

On February 15, 2005 our Board of Directors declared a monthly distribution of $.0438 per share payable by March 31, 2005 to stockholders of record at the close of business on March 1, 2005. This represents an increased per share distribution. The distribution may constitute a return of capital for federal income tax and accounting purposes to the extent that it exceeds our earnings and profits. It is possible that a portion of this distribution will not be supported by funds from operations.

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Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Audited financial statements for this acquisition will be filed under cover of a Form 8-K/A as soon as practicable, but not later than 71 days after the date on which this initial report on Form 8-K is filed.

(b) Pro Forma Financial Information

Pro forma financial information for this acquisition will be filed under cover of a Form 8-K/A as soon as practicable, but not later than 71 days after the date on which this initial report on Form 8-K is filed.

(c) Exhibits

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include our inability to obtain additional funds through the receipt of additional offering proceeds or the inability of the DMC Partnership to obtain lender approval for the acquisition of the second tranche. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL INCOME PROPERTIES, INC.

Date: February 15, 2005	By:	/s/ R. Byron Carlock, Jr.
	Name:	R. Byron Carlock, Jr.
	Title:	President

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